As filed with the Securities and Exchange Commission on October 7, 1999

                                          REGISTRATION STATEMENT NO. 333-
                                                                         -----

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                          REGISTRATION STATEMENT ON
                                  FORM S-8
                      UNDER THE SECURITIES ACT OF 1933

                          HORIZON FINANCIAL CORP.
------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         Washington                                              91-1695422
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)


                            1500 Cornwall Avenue
                        Bellingham, Washington 98225
                               (360) 733-3050
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                  (Address of principal executive offices)


             Bank of Bellingham 1993 Employee Stock Option Plan
------------------------------------------------------------------------------
                          (Full title of the Plan)


V. Lawrence Evans                                John F. Breyer, Jr., Esquire
President and Chief Executive Officer                  Breyer & Associates PC
Horizon Financial Corp.                             1100 New York Avenue, N.W.
1500 Cornwall Avenue                                           Suite 700 East
Bellingham, Washington 98225                          Washington, D.C.  20005
(360) 733-3050                                                 (202) 737-7900

          Name, address and telephone number of agent for service

                      Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities        Amount      Proposed Maximum  Proposed Maximum    Amount of
to be             to be       Offering Price      Aggregate       Registration
Registered     Registered(1)    Per Share       Offering Price        Fee
------------------------------------------------------------------------------
Common Stock,
$1.00 par value  112,888         $11.41(2)       $1,288,052           $358
------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The 112,888 shares are to be registered based on the exercise price of $11.41 per share under the Bank of Bellingham 1993 Employee Stock Option Plan.

                             ------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Bank of Bellingham 1993 Employee Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
------
     The following documents previously or concurrently filed by Horizon Financial Corp. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (File No. 000-27062) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) the Registrant's Registration Statement on Form S-4 filed March 19, 1999 (File No. 333-74721) filed pursuant to the Securities Act;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above; and

(d) the description of the common stock, par value $1.00 per share, of the Registrant contained in Horizon Bank's Proxy Statement dated June 16, 1995, filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on October 17, 1995 and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Horizon Financial Corp., 1500 Cornwall Avenue, Bellingham, Washington 98225, telephone number (360) 733-3050.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities
------
          Not Applicable

Item 5.   Interests of Named Experts and Counsel

------
          Not Applicable

Item 6.   Indemnification of Directors and Officers
------

     Article XV of the Registrant's Articles of Incorporation requires indemnification of directors, officers and employees to the fullest extent permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled.

Item 7.   Exemption From Registration Claimed
------

          Not Applicable

Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

                                                            Reference to Prior
Regulation S-K                                              Filing or Exhibit
   Exhibit                                                   Number Attached
   Number                 Description of Exhibits                 Hereto
--------------   ------------------------------------------- ---------------

     4.1         Articles of Incorporation of Horizon
                 Financial Corp.                                     *

      4.2        Bylaws of Horizon Financial Corp.                   *

      4.3        Form of Certificate of Common Stock for
                 Horizon Financial Corp.                             4

      5          Opinion of Breyer & Associates PC                   5

     23.1        Consent of Moss Adams LLP                          23.1

     23.2        Consent of Breyer & Associates PC              Contained in
                                                                 Exhibit 5

     24          Power of attorney                              Contained on
                                                                Signature page

     99          Bank of Bellingham 1993 Employee Stock
                 Option Plan                                         99

---------------
* Filed as exhibits to the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 17, 1995 pursuant to the Securities Exchange Act of 1934. All such previously filed documents are hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

Item 9.   Undertakings
------

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Horizon Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bellingham, and the State of Washington the 28th day of September 1999.

                                         HORIZON FINANCIAL CORP.



                                         By  /s/ George W. Gust
                                             ---------------------------------
                                             George W. Gust
                                             Chairman of the Board
                                             (Duly Authorized Representative)

                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints George W. Gust his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By:  /s/ George W. Gust
     -------------------------------------        Date: September 28, 1999
     George W. Gust
     Chairman of the Board

By:  /s/ V. Lawrence Evans
     -------------------------------------        Date: September 28, 1999
     V. Lawrence Evans
     Chief Executive Officer and President

By:  /s/ Richard P. Jacobson
     -------------------------------------        Date: September 28, 1999
     Richard P. Jacobson
     Principal Financial Officer

By:  /s/ Kelli J. Holz
     -------------------------------------        Date: September 28, 1999
     Kelli J. Holz
     Principal Accounting Officer

By:  /s/ Richard R. Haggen
     -------------------------------------        Date: September 28, 1999
     Richard R. Haggen
     Director

By:  /s/ Robert C. Diehl
     -------------------------------------        Date: September 28, 1999
     Robert C. Diehl
     Director

By:  /s/ Fred R. Miller
     -------------------------------------        Date: September 28, 1999
     Fred R. Miller
     Director

By:  /s/ L. M. Strengholt
     -------------------------------------        Date: September 28, 1999
     L. M. Strengholt
     Director

By:  /s/ Frank G. Uhrig
     -------------------------------------        Date: September 28, 1999
     Frank G. Uhrig
     Director

By:  /s/ Gary E. Goodman
     -------------------------------------        Date: September 28, 1999
     Gary E. Goodman
     Director

                                 Exhibit 4

                 Horizon Financial Corp. Stock Certificate

                                      HORIZON FINANCIAL CORP.

                       INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

COMMON STOCK                                                                             CUSIP
                                                                                     See Reverse For
                                                                                 Certain Definitions


THIS CERTIFIES THAT



is the owner of

             FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE, OF

Horizon Financial Corp., a stock corporation incorporated under the laws of the State of Washington.  The shares represented by this Certificate are transferable only on the stock transfer books of the
Corporation by the holder of record hereof or by his duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed.  Such shares are non-withdrawable and not insurable.  Such shares are not insured by the Federal government.  The Articles and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

IN WITNESS WHEREOF, Horizon Financial Corp. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


CORPORATE SECRETARY                                            PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                                      TRANSFER AGENT

                                               [SEAL]


                          HORIZON FINANCIAL CORP.

     The shares represented by this Certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Horizon Financial Corp. ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

     The shares represented by this Certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit, unless a majority of the whole Board of Directors, as defined, shall have by resolution granted in advance such entitlement or permission.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Articles of Incorporation, or to amend certain provisions of the Articles of Incorporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

          TEN COM            -as tenants in common
          TEN ENT            -as tenants by the entireties
          JT TEN             -as joint tenants with right of survivorship and
                             not as tenants in common
          UNIF GIFT MIN ACT  -       Custodian         under Uniform Gifts to
                              -------          -------
                              (Cust)           (Minor)
                             Minors Act
                                        ---------
                                         (State)

    Additional abbreviations may also be used though not in the above list

     For value received,                                          hereby sell,
                         ----------------------------------------
assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
              Please print or typewrite name and address,
               including postal zip code, of assignee

------------------------------------------------------------------------------

shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint
                                   -------------------------------------------
Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated
      --------------------


                                            ----------------------------------
                                                        Signature


                                            ----------------------------------
                                                        Signature

                                            NOTICE:  The signature to this
                                            assignment must correspond with
                                            the name as written upon the face
                                            of the Certificate in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatever.

                                 Exhibit 5

                     Opinion of Breyer & Associates PC

                                                   1100 New York Avenue, N.W.
                                                   Suite 700 East
                                                   Washington, D.C. 20005
                                                   Telephone (202) 737-7900
Breyer & Associates PC                             Facsimile (202) 737-7979
==============================================================================





                            October 5, 1999



Board of Directors
Horizon Financial Corp.
1500 Cornwall Avenue
Bellingham, Washington 98225

Gentlemen:

     We have acted as special counsel to Horizon Financial Corp., a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $1.00 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Bank of Bellingham 1993 Employee Stock Option Plan (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                             Sincerely,

                             /s/ Breyer & Associates PC

                             BREYER & ASSOCIATES PC

                                Exhibit 23.1

                         Consent of Moss Adams LLP

                        [LETTERHEAD OF MOSS ADAMS LLP]



                        Consent of Independent Auditors


The Board of Directors
Horizon Financial Corp.
1500 Cornwall Avenue
Bellingham, WA 98225


Gentlemen:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Horizon Financial Corp. relating to the Bank of Bellingham 1993 Employee Stock Option Plan, of our report dated May 7, 1999, relating to the consolidated statements of financial condition of Horizon Financial Corp. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999, which report appears in the March 31, 1999 Annual Report to Stockholders of Horizon Financial Corp., which is incorporated by reference in Horizon Financial Corp.'s Annual Report on Form 10-K for the year ended March 31, 1999.

/s/ MOSS ADAMS LLP


Bellingham, Washington
October 5, 1999

                                Exhibit 23.2

             Consent of Breyer & Associates PC (see Exhibit 5)

                                 Exhibit 24

                   Power of Attorney (see signature page)

                                 Exhibit 99

             Bank of Bellingham 1993 Employee Stock Option Plan

                             BANK OF BELLINGHAM

                      1993 EMPLOYEE STOCK OPTION PLAN

                                I.  Purpose

     The Bank of Bellingham (the "Bank") desires to afford certain of its key employees and the key employees of any subsidiary of the Bank or parent of the Bank now existing or hereafter formed or acquired who are responsible for the continued growth of the Bank an opportunity to acquire a proprietary interest in the Bank, and thus to create in such key employees an increased interest in and a greater concern for the welfare of the Bank.

     The stock options ("Options") offered pursuant to this 1993 Employee Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

     The Bank, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Bank makes no warranty as to the qualifications of any Option as an Incentive Option.

                  II.  Amount of Stock Subject to the Plan

     The total number of shares of stock of the Bank which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 15,000 shares of the authorized stock, $1 par value per share (the "Shares").

     Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Bank's treasury, or both, at the discretion of the Bank. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or0terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

     Except as provided in Article XIX, the Bank may, from time to time during the period beginning January 19, 1993 (the "Effective Date") and ending January 19, 2003

(the "Termination Date"), grant Options to certain key employees of the Bank, or of any subsidiary of the Bank or parent of the Bank now existing or hereafter formed or acquired, under the terms hereinafter set forth.

     The terms "subsidiary of the Bank" and "parent of the Bank" as used herein shall have the same meaning as the term "subsidiary corporation" and "parent corporation" as defined in Sections 424(f) and 424(e), respectively, of the Code.

                            III.  Administration

     The board of directors of the Bank (the "Board of Directors") shall designate from among its members a committee (the "Committee"), which shall consist of no fewer than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to administer the Plan. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, with respect to the participation in the Plan by employees who are members of the Board of Directors, as the case may be, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, a majority of the members of the Board of Directors and a majority of the members acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the employees to whom Options shall be granted, the time when such Options shall be granted to employees, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, also shall have authority to construe the Plan Options granted thereunder, to amend the Plan and Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

     The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Bank. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

                              IV.  Eligibility

     Participants in the Plan shall be those salaried key employees and officers of the Bank or any subsidiary of the Bank or parent of the Bank (including officers and employees who are also directors of the Bank or any subsidiary of the Bank or parent of the Bank), who are selected by the Committee from time to time. A Director of the Bank who is not also a regular salaried employee of the Bank will not be eligible to receive an Option. Any person who shall have retired from the active employment by the Bank, although such person shall have entered into a consulting contract with the Bank, shall also not be eligible to receive an Option.

     No incentive stock option shall be granted to an employee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Bank or any subsidiary of the Bank or parent of the Bank; provided, however, that an incentive option may be granted to such an employee if, at the time such incentive stock option is granted, the option exercise price is not less than the greater of either: (a) the par value of the stock, or (b) one hundred ten percent (110%) of the fair market value of the stock subject to the option at the time the option is granted, and provided such option is by its terms not exercisable after the expiration of five (5) years from the date such option is granted.

                 V.  Maximum Allotment of Incentive Options

     No employee shall be granted Incentive Options to purchase shares of stock of the Bank or of any subsidiary of the Bank or parent of the Bank or any combination thereof, if the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Bank and any parent of the Bank or subsidiary of the Bank) exceeds $100,000. For purposes of this limitation, the fair market value of stock is determined as of the time the Option is granted.

                       VI.  Option Price and Payment

     The price for each Share purchasable under any Option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall, in its best judgment, determine on the basis of facts and circumstances to be not less than the greater of either: (a) the par value of the stock, or (b) one hundred percent (100%) of the fair market value per Share at the date the Option is granted, or one hundred ten percent (110%) of the fair market value per share if required for issuance of an Incentive Stock Option to a ten percent (10%) shareholder, as provided in Article IV. Provided, however, that current management shall not be granted stock options at less than $25 per share (the initial offering price) regardless of what the par value or fair market value is.

     If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not so listed or quoted, the fair market value shall be determined in accordance with the method approved by the Board of Directors or the Committee.

     For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

     Upon the exercise of an Option granted hereunder, the Bank shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Bank shares of stock of the Bank owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                           VII.  Use of Proceeds

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Bank and used for its general corporate purposes as the Board of Directors shall determine.

             VIII.  Term of Option and Limitations on The Right
                                of Exercise

     Unless the Board of Directors or the Committee, as the case may be, shall determine otherwise (in which event the instrument evidencing the Option granted hereunder shall so specify), any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such option (five (5) years in the case of a more than ten percent (10%) shareholder) at such times and in such amounts as the Board of Directors or the Committee shall determine at such date of grant.

     Any Non-Qualified Option granted hereunder shall be exercisable at such time, in such amounts and during such period or periods as the Board of Directors or the Committee, as the case may be, shall determine at the date of the grant of such Option.

     The Board of Directors or the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Board of Directors or the Committee, as the case may be, shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.

     In no event shall an Option granted hereunder be exercised for a fraction of a share.

                          IX.  Exercise of Options

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Bank at the principal business office of the Bank, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XIX, the Bank shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Bank, against payment of the full purchase price, on the date specified in the notice of exercise.

                     X.  Nontransferability of Options

     No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

                       XI.  Termination of Employment

     Upon termination of employment of any employee with the Bank and any subsidiary of the Bank or parent of the Bank, any Option previously granted to the employee, unless otherwise specified by the Board of Directors or the Committee, as the case may be, in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

          (a) If the employee shall die while in the employ of such corporation or during the one (1) year period specified in clause (b) below (disability), all Options granted to such employee and outstanding on the date of the employee's death shall become immediately exercisable by the estate, or by the personal representative of such employee, or such person who acquired such option by bequest or inheritance or by reason of the death of the employee, at any time within one (1) year from the date of death or upon the expiration date of any such option, whichever first occurs; and

          (b) If the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement, disability (as described in Section 22(e)(3) of the Code), voluntary termination or dismissal by the employer, and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such Option, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement, voluntary termination or dismissal and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

     In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

     If an Option granted hereunder shall be exercised by the estate or by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Bank to employment by a subsidiary of the Bank or parent of the Bank or (ii) the transfer of an employee from employment by a subsidiary of the Bank or a parent of the Bank to employment by the Bank or by another subsidiary or parent of the Bank.

         XII.  Adjustment of Shares; Effect of Certain Transactions

     In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Bank, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall, after any such change, refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors or the Committee, as the case may be, shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors or the Committee, as the case may be, as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 425(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

     In the event of a change in control of the Bank, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Bank occurs if:

          (a) Any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing twenty percent or more of the combined voting power of the Bank's outstanding securities then entitled to vote for the election of directors; or

          (b) A majority of the members of the Bank's Board of Directors become individuals other than Continuing Directors. A "Continuing Director" means any original member and any later appointed or elected member of the Board of Directors specifically designated as a Continuing Director at a meeting of the Board of Directors at which a majority of the votes cast in favor of such person being designated a Continuing Director were cast by Continuing Directors; or

          (c) The Board of Directors shall approve the sale of all or substantially all of the assets of the Bank; or

          (d) The Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b).

                    XIII.  Right to Terminate Employment

     The Plan shall not impose any obligation on the Bank or on any subsidiary of the Bank or parent of the Bank to continue the employment of any holder of an Option; and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Bank or of any subsidiary of the Bank or parent of the Bank.

                  XIV.  List of Shares and Related Matters

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

                         XV.  Amendment of the Plan

     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Bank, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VI, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the Options granted hereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of
Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

                XVI.  Termination or Suspension of the Plan

     The Board of Directors may at any time suspend or terminate the Plan.
The Plan, unless sooner terminated under Article XIX or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any Options granted prior to the termination or suspension of the Plan under
Article III nevertheless shall continue after such termination or during such suspension.

                            XVII.  Governing Law

     The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

                         XVIII.  Partial Invalidity

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                            XIX.  Effective Date

     The Effective Date of the Plan shall be January 19, 1993, the date on which the Plan was adopted by the Board of Directors; provided, however, that if the Plan is not approved by a vote of the shareholders of the Bank at an annual meeting or any special meeting within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

     Approved by the Shareholders on February 4, 1993.

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